UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 14, 2011

Date of report (Date of earliest event reported)

Granite City Food & Brewery Ltd.

(Exact name of registrant as specified in its charter)

Minnesota	0-29643	41-1883639
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5402 Parkdale Drive, Suite 101

Minneapolis, MN 55416

(Address of principal executive offices, including zip code)

(952) 215-0660

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01                                   NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On November 14, 2011, Granite City Food & Brewery Ltd. (the “Company”) received a letter from the Listing Qualifications Staff of the Nasdaq Stock Market (the “Staff”) notifying the Company that it did not comply with the minimum $2,500,000 stockholders’ equity requirement for continued listing on the Nasdaq Capital Market as set forth in Listing Rule 5550(b).  As of September 27, 2011, the Company reported stockholders’ equity of $2,232,409.  The Company has 45 calendar days from November 14, 2011 to submit a plan to regain compliance with this continued listing criterion.  The Company intends to timely submit such a plan. If the Company’s plan is accepted, Nasdaq can grant an extension of up to 180 calendar days from November 14, 2011 to evidence the Company’s compliance. If Nasdaq does not accept the Company’s plan, the Company will have the opportunity to appeal that decision to a Nasdaq Hearings Panel.

A copy of the press release announcing receipt of the Staff letter is attached as Exhibit 99 hereto and incorporated by reference to this Item 3.01.

ITEM 9.01                                   FINANCIAL STATEMENTS AND EXHIBITS.

(d)                                 Exhibits

See “Exhibit Index.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Granite City Food & Brewery Ltd.

Date: November 16, 2011	By:	/s/ Monica A. Underwood
Monica A. Underwood
Vice President of Finance

EXHIBIT INDEX

Exhibit
Number	Description

99	Press Release, dated November 15, 2011.